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                                        BYLAWS

                                        of the

                    STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY
                            (Amended as of March 9, 1992)


                                      ARTICLE I

                          NAME, LOCATION, PURPOSE, AND PLAN


               Section 1. The name of the Company shall be State Farm Life and Accident Assurance Company.

               Section 2. The principal office and principal place of business of the Company shall be located at Bloomington, McLean County, Illinois.

               Section 3. The objects and purposes of the Company are to transact life, accident and health insurance and related services, as set forth in the Articles of Incorporation.

               Section 4. The Company shall be conducted upon the stock plan and may issue insurance policies and annuity contracts upon the participating or non-participating plan as may be determined from time to time by the Board of Directors.

                                      ARTICLE II

                                    CORPORATE SEAL

               A seal with the words "State Farm Life and Accident Assurance Company, Corporate Seal, Bloomington, Illinois" upon it shall be the corporate seal of the Company, which shall be in the custody of the Secretary of the Board of Directors.

                                     ARTICLE III

                       OFFICERS, THEIR ELECTION OR APPOINTMENT,
                                   TERMS AND POWERS

               Section 1. (a) The elective officers of the Company shall consist of a Chairman of the

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Board of Directors, a President, and an Executive Vice President. Such officers shall be elected at the Annual Meeting of the Board of Directors, to serve until the next succeeding Annual Meeting of the Board of Directors. All such officers shall be Directors. Any such office becoming vacant may be filled for the unexpired term by the Board of Directors. In its discretion, the Board of Directors by vote of the majority thereof, may leave unfilled for any period it may fix by resolution, any office, except that of President and Executive Vice President. Any Director may be an officer, and two or more elective offices, except those of President and Executive Vice President, may be held by the same person.

          (b) The Board of Directors shall appoint a Secretary of the Board of Directors and a Secretary of the Company and, in addition, may appoint a Treasurer of the Company, one or more Senior Vice Presidents, Vice Presidents, Counsel, Actuaries, Controllers, Medical Directors, Mathematicians, Statisticians, Auditors, Secretaries, Assistant Secretaries, Assistant Treasurers, and other officers, and fix the title, duties, and term of appointment of each. Such appointive officers may be appointed or removed by the Board of Directors at any meeting. Any two or more offices may be held by the same person, except that the President may not also hold the office of Secretary of the Board of Directors or Secretary of the Company.

               Section 2. The Chairman of the Board of Directors shall preside at all meetings of the Stockholders and of the Board of Directors, and by virtue of his office shall be a member of the Executive Committee and the Investment Committee. In the absence of the President, he shall act as the Chief Executive Officer.

               Section 3. The President shall be the Chief Executive Officer of the Company and by virtue of his office, shall be a member of the Executive Committee and of the Investment Committee. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Stockholders and of the Board of Directors. He may sign and execute all authorized bonds, checks, contracts or other obligations in the name of the Company, and shall have such other powers and perform such duties as may be from time to time assigned to him by the Board of Directors.

               Section 4. The Executive Vice President shall be the Chief Administrative Officer and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. In the absence of the Chairman of the Board and the President, the Executive Vice President shall preside at all meetings of the Stockholders and of the Board of Directors. In the absence of the President and the Chairman of the Board, the Executive Vice President shall act as the Chief Executive Officer.

               Section 5. The Secretary of the Board of Directors shall keep accurate minutes of all Meetings of the Stockholders and of all Meetings of the Board of Directors, and shall give notice of all meetings requiring notice and shall perform all other usual duties incident to the office.

               Section 6. The Chairman of the Board of Directors and such other officers and persons as may be designated by the Board of Directors shall furnish, at the expense of the

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Company, surety bonds in such amount and form as may be required by the Board of
Directors.

               Section 7. Subject to the requirements and limitations of Section 245 of the Illinois Insurance Code, the officers of the Company shall receive such salary or compensation as shall be fixed by the Board of Directors.

                                      ARTICLE IV

                 BOARD OF DIRECTORS, THEIR ELECTION, TERMS AND POWERS

               Section 1. The corporate powers of the Company shall be exercised by a Board of Directors consisting of eleven natural persons.

               Section 2. The total number of Directors shall be elected by a majority vote of the stockholders at each Annual Meeting of the Stockholders, and all Directors shall serve until the next succeeding Annual Meeting of the Stockholders, or until their successors are elected and qualified. Any vacancy in the Board of Directors may be filled for the unexpired term by a majority vote of the Stockholders at a Special Meeting of the Stockholders called for that purpose; provided that the total number of elected directors shall not be less than seven.

               Section 3. Each Director shall be at least twentyone years of age. All nominations for Directors shall be filed in writing with the Secretary of the Board of Directors at least fifteen days prior to the date of election. If nominations are not so filed, consent of the owners of two-thirds of the shares of stock represented at the meeting shall be required to consider the same.

               Section 4. All regular elections of Directors shall be held at Annual Meetings of the Stockholders. In all elections of Directors, each share of stock shall be entitled to as many votes as there are Directors to be elected and each shareholder shall be entitled to cumulate his votes for one candidate or to so distribute them among two or more candidates as he deems appropriate.

               Section 5. At least three of the Directors shall be residents and citizens of the State of Illinois.

               Section 6. (a) The Board of Directors shall have the general control and management of the business and affairs of the Company. They shall have power to make, alter, amend and repeal Bylaws and rules and regulations and to take all other action necessary or desirable for the proper transaction and conduct of the business and affairs of the Company.

                              (b) The Board of Directors at its Annual Meeting
may by resolution adopted by a majority of the whole Board, appoint an Executive Committee consisting


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of the Chairman of the Board of Directors, the President and three other
Directors who may be officers. Such Executive Committee shall serve until the next Annual Meeting of the Board of Directors. Vacancies on such committee may be filled by the Board of Directors at any meeting. A majority of the Executive Committee shall be residents of Illinois. Meetings of the Committee may be called by the Chairman of the Board of Directors, the President, or any three members of the Committee. Three members shall constitute a quorum for the transaction of business. The Executive Committee shall have and exercise between meetings of the Board of Directors the authority of the Board of Directors in the management of the Company but shall not have power to amend the Articles of Incorporation or the Bylaws. The Executive Committee shall keep a written record of their transactions and shall report the same to the Board of Directors at regular meetings of the Board.

                              (c) There shall be an Investment Committee
consisting of the Chairman of the Board of Directors, the President, and two other Directors who may be officers. Such other Directors shall be chosen at the Annual Meeting of the Board of Directors to serve until the next Annual Meeting of the same. Vacancies on such Committee may be filled by the Board of Directors at any meeting. Meetings of the Investment Committee may be called by the Chairman of the Board of Directors, the President, or any two members of the committee. Two members of the committee shall constitute a quorum for the transaction of business. The Investment Committee shall have power to invest the assets of the Company in investments authorized by law and shall have power to sell or exchange the same. The Investment Committee shall keep a written record of their transactions and shall report the same to the Board of Directors at regular meetings of the Board.

               Section 7. The Board of Directors shall approve the terms and conditions of all agency agreements, but agency appointments shall be made by or under the direction of the officers of the Company.

               Section 8. Subject to the requirements and limitations of Section 245 of the Illinois Insurance Code, the members of the Board of Directors, except such members as may also be officers of the Company, shall receive their actual expenses and such per diem or compensation as fixed by the Board of Directors for attending meetings of the Board or meetings of the Committees of the Board.

                                      ARTICLE V

                     ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

               Section 1. The Annual Meeting of Stockholders shall be held the Second

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Monday in March at the hour of 2:00 p.m. at the Home Office of the Company unless the Directors shall elect to change the date or the time or the place of such meeting. Notice of the Annual Meeting stating the time and place thereof shall be mailed or delivered personally to each Stockholder at his last known address at least ten days prior thereto. Annual Meetings of Stockholders may be held without such notice when all Stockholders are present and sign waiver of notice.

               Section 2. Special meetings of the Stockholders may be called by the Chairman of the Board or by the President and shall be called upon either written request of a majority of the total number of Directors or written request of persons holding a majority of the stock outstanding. Notice of such special meetings, stating the time, place and purpose thereof, shall be mailed or delivered personally to each Stockholder at his last known address at least ten days prior thereto and no business shall be transacted at any such special meeting except that stated in the written notice thereof. Special meetings of Stockholders may be held without such notice when all are present and sign waiver of notice.

               Section 3. Stockholders representing a majority of the stock outstanding, present in person or by proxy, in any meetings of Stockholders shall constitute a quorum but a lesser number may adjourn to another time. A majority of the quorum present in person or by proxy at any meeting of Stockholders shall govern any proceeding not herein or by law requiring a different vote. Proxies shall be in writing and shall be filed with the Secretary of the Board of Directors at least ten days prior to the date of meeting at which such proxies are to be voted.

                                      ARTICLE VI

                            ANNUAL AND SPECIAL MEETINGS OF
                                THE BOARD OF DIRECTORS

               Section 1. The Annual Meeting of the Board of Directors shall be held at the Home Office of the Company immediately following the adjournment of the Annual Meeting of the Stockholders or as soon thereafter as practicable unless the Directors shall elect to change the date or the time or the place of such meeting, in which case, but not otherwise, due notice shall be mailed to each Director as in the case of Special Meetings of the Directors. Regular quarterly meetings shall be held at such place and at such times as may be fixed by the Board. Notice of such Regular meetings shall not be required.

               Section 2. Special Meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by either of them upon written request of a majority of the total number of Directors. Notice of Special Meetings, stating the time and place thereof, shall be mailed or delivered personally to each Director at least five days prior thereto but neither the business to be transacted nor the purpose of such meetings need be

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stated in the notice. Special Meetings may be held without such notice when all
Directors are present and sign waiver of notice which need not state the business to be transacted or the purpose of the meeting. Attendance of a Director at any such meeting shall constitute a waiver of notice except where a Director appears for the express purpose of objecting that the meeting is not lawfully called or convened.

               Section 3. Six Directors shall constitute a quorum at all meetings but a lesser number may adjourn to another time. A majority vote of the quorum present at any meeting shall govern all proceedings not herein or by law requiring a different vote."

                                     ARTICLE VII

                       CERTIFICATES OF STOCK AND THEIR TRANSFER

               Section 1. The Company shall cause to be issued to each Stockholder a certificate representing the number of shares of capital stock owned in the Company. The certificates shall be numbered consecutively and be in such form, not inconsistent with the laws of the State of Illinois, as may be adopted by the Board of Directors. The certificates shall be signed by the President or the Executive Vice President and the Secretary of the Board of Directors and shall have affixed thereto the corporate seal. No certificate shall be issued without a knowledge of the apparent title of the person to whom it is issued.

               Section 2. The shares of the capital stock of the Company shall be transferable only upon the books of the Company by the owner in person or by the legal representative of such owner, and, upon any such transfer being made, the old certificate shall be surrendered to the person in charge of the stock and transfer books and ledger or to such other person as the Board of Directors may designate, who shall cancel the same and thereupon issue a new certificate or certificates therefor.

               Section 3. The transfer books shall be closed for a period of fifteen days prior to the date set for any Annual Meeting and for such period of time prior to the date set for the payment of dividends to Stockholders as the Board of Directors may, from time to time, determine and during such period no stock shall be transferred.

               Section 4. The Board of Directors may appoint a transfer agent or registrar of transfers and thereafter may require all stock certificates to bear the signature of such transfer agent or registrar of transfers. Until otherwise changed by the Board of Directors, the Secretary of the Board of Directors shall act as transfer agent and registrar of transfers.

               Section 5. The Company shall be entitled to treat the registered holder of any share as the absolute holder thereof and accordingly shall not be bound to recognize any

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equitable or any other claim thereto or interest therein, on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Illinois.

               Section 6. The Board of Directors shall also have the power and authority to make any rules and regulations they may deem expedient concerning the issue, transfer and registration of the certificates for the shares of the capital stock of the Company.

               Section 7. Any person claiming a certificate of stock of the Company to be lost or destroyed, shall make affidavit of the fact and file the same with the Secretary of the Board of Directors, accompanied by a signed application for a new certificate. Such person shall also advertise such lost certificate if the Board of Directors shall so require and shall give the Company a bond of indemnity with one or more sureties satisfactory to the Board of Directors and in an amount, which in their judgment, shall be sufficient to save the Company from loss, and thereupon the proper officers may cause to be issued a new certificate of like tenor with the one alleged to be lost or destroyed, but the Board of Directors may refuse the issuance of such new certificate.

               Section 8. Each certificate, representing a share or shares of the capital stock, shall have stamped or printed thereon, when and as issued, the amount actually received therefor or the words "Fully Paid and Non-Assessable."

                                     ARTICLE VIII

                                      DIVIDENDS

               Subject to the limitations provided by law, the Board of Directors may set apart from time to time, such part of the net earnings, savings, or profits of the Company as they in their discretion may deem proper for any or all of the following purposes:

     (a) For a reserve fund to meet contingencies; (b) For dividends to participating policyholders; (c) For dividends to Stockholders. The Board of Directors shall fix the time or times when any such amounts set apart for dividends to participating policyholders or Stockholders shall be due and payable. Any amounts set apart for dividends to participating policyholders shall be equitably apportioned among such policyholders.

                                      ARTICLE IX

                                     FISCAL YEAR

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               The fiscal year of the Company shall begin on the first day of
January and terminate on the thirty-first day of December of each year.

                                      ARTICLE X

                                 AMENDMENT OF BYLAWS

               These Bylaws may be amended by the Board of Directors at any regular or special meeting by a majority vote of the entire number of Directors.